UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and President Transition

On May 12, 2022, Robert W. Decherd retired from his position as President and Chief Executive Officer of DallasNews Corporation (the “Company”), effective immediately. Mr. Decherd will continue to serve as Executive Chairman of the Company’s Board of Directors (the “Board”). In connection with Mr. Decherd’s retirement, the Company and Mr. Decherd mutually agreed to terminate that certain letter agreement by and between Mr. Decherd and the Company dated as of June 19, 2013, relating to Mr. Decherd’s compensation arrangements. On May 12, 2022, the Company and Mr. Decherd entered into a letter agreement (the “May 2022 Letter Agreement”), pursuant to which Mr. Decherd will serve as the Company’s Executive Chairman until May 11, 2023. Following his retirement as Executive Chairman, Mr. Decherd will continue to serve as a director until September 17, 2023, at which time he will retire from the Board. This summary of the May 2022 Letter Agreement is qualified in its entirety by reference to the full text of the May 2022 Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Effective immediately upon Mr. Decherd’s retirement, the Board appointed Grant S. Moise as Chief Executive Officer of the Company, in addition to his current roles as Publisher and President of The Dallas Morning News, and appointed Mary Kathryn Murray as President of the Company, in addition to her current role as Chief Financial Officer of the Company. Additional information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Mr. Moise and Ms. Murray (each, and “Executive” and together, the “Executives”) was previously reported in the Company’s Definitive Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 28, 2022.

Expansion of Board; Election of Grant S. Moise to Board

On May 12, 2022, the Board increased the size of the Board from five directors to six directors, and unanimously elected Mr. Moise to serve as a director of the Company, effective immediately. Mr. Moise’s initial term will expire at the Company’s next annual meeting of shareholders in 2023, when he will be eligible for re-election by the shareholders. Additional information required by Item 404(a) of Regulation S-K regarding Mr. Moise was previously reported in the Company’s Definitive Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 28, 2022.

A copy of the press release announcing the retirement of Mr. Decherd, the appointments of Mr. Moise and Ms. Murray and the election of Mr. Moise to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Compensation Matters

On May 12, 2022, the Compensation and Management Development Committee of the Board (the “Committee”) met to review the structure of the Company’s 2022 executive compensation program and approve the 2022 base salaries, target bonus opportunities and long-term cash incentive (“LTCI”) awards for the Executives. In connection with their promotions, the Committee increased Mr. Moise’s annual base salary to $660,000 and increased Ms. Murray’s annual base salary to $445,000, in each case effective as of May 12, 2022. For purposes of the Company’s annual cash incentive bonus program, the Committee set Mr. Moise’s target bonus percentage for 2022 at 75% of his base salary and set Ms. Murray’s target bonus percentage for 2022 at 50% of her base salary. As previously reported in the Current Report on Form 8-K filed by the Company on March 3, 2022, each Executive is eligible to receive an annual cash incentive bonus based 60% on financial metrics and 40% on individual objectives. The financial performance metrics will be weighted as follows: (i) 40% against planned net advertising and marketing services revenue; (ii) 40% against planned net circulation revenue; and (iii) 20% against planned total adjusted net operating expense. Threshold, target and maximum performance and payout ranges for the revenue components are 95%, 100% and 105%, respectively, for performance and 10%, 100% and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the expense component is 105%, 100% and 95%, respectively, for performance and 10%, 100% and 200%, respectively, for payout. The Committee also granted LTCI awards to each of the Executives, in the amounts of $404,250 for Mr. Moise and $180,000 for Ms. Murray. The LTCI awards vest 50% on December 31, 2022 and 50% on December 31, 2023.

Retention Bonus Letters

On May 12, 2022, the Committee approved, and the Company entered into, retention bonus letters with each Executive (each, a “Retention Bonus Letter” and together, the “Retention Bonus Letters”).

The Retention Bonus Letters provide for the payment of retention bonuses of $1,000,000 to Mr. Moise and $670,000 to Ms. Murray, as applicable, in the event a Change in Control (as defined in the Retention Bonus Letters) occurs and such Executive is still employed by the Company or its successor 180 days following the closing date of the Change in Control. In the event the Executive’s employment is terminated by the Company without cause or by such Executive for good reason before the 180th day following the closing date of a Change in Control, the Retention Bonus Letters provide for a lump sum payment of $1,500,000 to Mr. Moise and $1,000,000 to Ms. Murray, as applicable, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release. In the event the Executive’s employment is terminated by the Company without cause or by such Executive for any reason on or after the 180th day following the closing date of a Change in Control and prior to the 18-month anniversary of the closing date of such Change in Control, the Retention Bonus Letters provide for a lump sum payment of $500,000 to Mr. Moise and $330,000 to Ms. Murray, provided that he or she signs a release of claims within 30 days of the termination of employment and does not revoke such release. The Retention Bonus Letters also provide for the acceleration of outstanding equity awards. This summary of the Retention Bonus Letters is qualified in its entirety by reference to the full text of the Retention Bonus Letters for Mr. Moise and Ms. Murray, which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Termination of Change in Control Severance Plan

Effective as of May 12, 2022, the Board terminated the DallasNews Corporation Change in Control Severance Plan (f/k/a A. H. Belo Corporation Change in Control Severance Plan), adopted as of January 11, 2008, as amended from time to time.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2022 Annual Meeting of Shareholders was held on May 12, 2022. The following are the final voting results and a brief description of each matter submitted to the Company’s shareholders at that meeting. Each proposal is described in more detail in the Company’s 2022 Proxy Statement dated March 28, 2022.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors, as follows: John A. Beckert, Louis E. Caldera, Robert W. Decherd, Ronald D. McCray and Dunia A. Shive were elected as directors and are eligible to serve a one-year term until the 2023 annual meeting and until his or her successor is elected and qualified.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
John A. Beckert	8,089,460	327,581	1,420,255
Louis E. Caldera	8,090,998	326,043	1,420,255
Robert W. Decherd	8,311,047	105,994	1,420,255
Ronald D. McCray	8,092,750	324,291	1,420,255
Dunia A. Shive	8,312,998	104,043	1,420,255

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 by an affirmative majority of the voting power represented at the annual meeting and entitled to vote:

Votes For	Votes Against	Abstain
9,819,736	11,557	6,003

Item 8.01. Other Events.

On May 12, 2022, the Company’s Board of Directors approved a third quarter 2022 dividend of $0.16 per share. The dividend will be payable on September 2, 2022, to shareholders of record at the close of business on August 12, 2022. A copy of the announcement press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated May 12, 2022, by and between the Company and Robert W. Decherd

10.2	Retention Bonus Letter, dated May 12, 2022, by and between the Company and Grant Moise

10.3	Retention Bonus Letter, dated May 12, 2022, by and between the Company and Katy Murray

99.1	Press release issued by DallasNews Corporation on May 12, 2022

99.2	Press Release issued by DallasNews Corporation on May 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2022	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President and Chief Financial Officer